EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Forms S-3 (File Nos. 333-262262, 333-275671 and 333-279285), Forms S-8 (File Nos. 333-239998, 333-275699 and 333-293895), and Forms S-1 (File Nos. 333-249068, 333-267975, 333-251530, 333-275973, 333-280790 and 333-286529) of our report dated March 31, 2026 with respect to the audited financial statements of CNS Pharmaceuticals, Inc. appearing in this Annual Report on Form 10-K.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

March 31, 2026